Exhibit 10.2

Execution Version

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                This First Amendment (this “Amendment”), dated as of April 6, 2007 (the “Amendment Effective Date”), is by and among MxEnergy Inc., a Delaware corporation (“MXEnergy”), and MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”; MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), and the financial institutions and other Persons whose signature appears below as Lenders.

PRELIMINARY STATEMENTS

                A.            Reference is made to the First Amended and Restated Credit Agreement dated as of August 1, 2006 (as amended to date, the “Credit Agreement”) among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent. Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                B.            The Borrowers has requested that the Majority Lenders amend the Credit Agreement as hereinafter provided; and

                C.            The Lenders party hereto, constituting the Majority Lenders under the Credit Agreement, are willing to amend the Credit Agreement on the terms and conditions set forth herein.

                NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Credit Agreement.

(a)           Amendments to Section 1.01.

(i)            The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (a) of such definition its entirety as follows:

(a)  an amount equal to (i) 100% of cash and Cash Equivalents of the Borrowers and their Subsidiaries in Dollars that are subject to an Acceptable Security Interest and (ii) 95% of the current market value of the Investments permitted under Section 6.05(j); plus

(ii)           The definition of “Consolidated Tangible Net Worth” in Section 1.01 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end of such definition:

plus (i) non-cash compensation expenses from July 1, 2006 through such date to the extent included in the calculation of Consolidated Net Income for such period

(b)           Amendments to Section 5.06.

(i)            Section 5.06(e) of the Credit Agreement is hereby amended by inserting a “(i)” in front of the phrase “Within seven Business Days” appearing at the beginning of such Section and adding the following new clause (ii) at the end of such Section:

and (ii) within 60 days following the last day of each fiscal quarter, a Borrowing Base Report as of the last day of such fiscal quarter, together with supporting documentation reasonably acceptable to the Administrative Agent, setting forth (A) the actual Borrowing Base as of the end of such fiscal quarter, (B) any significant discrepancies in the Borrowing Base since the date of the Borrowing Base Report delivered on the last day of such fiscal quarter and (C) a statement explaining the reasons for any such discrepancies;

(ii)           Section 5.06(f) of the Credit Agreement is hereby amended by inserting a new clause (ii) and re-numbering the existing clause (ii) as clause (iii):

(ii)  on the last day of each fiscal quarter, a certificate from a Responsible Officer of the Borrowers certifying a description of any revisions or updates to the schedules to the Risk Management Policy or, if there have been no such revisions or updates, certifying that there have not been any such revisions or updates.

(c)           Amendment to Section 6.05.  Section 6.05 of the Credit Agreement is hereby amended by inserting a new clause (j) and re-lettering the existing clause (j) as clause (k):

(j)            Investments in the form of auction rate securities which are repriced at least every 35 days and have a rating of AAA or higher by S&P or Aaa or higher by Moody’s; and

(d)           Amendment to Section 6.17.  Section 6.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

Minimum Consolidated Tangible Net Worth.   Permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $30,000,000.00 plus (b) an amount equal to 50% of the sum of (i) the positive year-to-date Consolidated Net Income (plus, to the extent excluded from

Consolidated Net Income, non-cash compensation expenses) through such date and (ii) other than for the then current fiscal year, the positive Consolidated Net Income (plus, to the extent excluded from Consolidated Net Income, non-cash compensation expenses) for each full fiscal year ending on and after June 30, 2007 plus (c) an amount equal to 100% of the net proceeds from any equity issued by the Parent.

(e)           Amendment to Section 6.18.  Section 6.18 of the Credit Agreement is hereby amended by replacing “$130,000,000” with “$145,000,000”.

(f)            Amendment to Section 6.20.  The first sentence of Section 6.20 of the Credit Agreement is hereby amended in its entirety to read as follows:

Permit, as of the last day of any fiscal quarter occurring during any period set forth below, the ratio of Consolidated EBITDA for the four quarters then ending to Consolidated Interest Expense for such period to be less than the ratio set forth below opposite such period:

Period	Interest Coverage Ratio

From the Closing Date through December 31, 2007	2.00 to 1.00

January 1, 2008 and thereafter	1.60 to 1.00

Section 2.               Amendment to Exhibit B.  Exhibit B to the Credit Agreement is hereby amended by replacing item 1.(a) thereon in its entirety with the following:

(a)	(i) cash and Cash Equivalents of the Borrowers and their Subsidiaries in Dollars that are subject to an Acceptable Security Interest; and	$100%	$

	(ii) current market value of the Investments permitted under Section 6.05(j)	$95%	$

Section 3.               Conditions to Effectiveness.  This Amendment shall be effective as of the Amendment Effective Date when the Administrative Agent shall have received confirmation of each of the following in form and substance satisfactory to the Administrative Agent:

(a)           counterparts of this Amendment, duly executed by each Loan Party and the Majority Lenders;

(b)           a certificate of Secretary or other officer of each Loan Party certifying the name and title of the officer of such Loan Party that is authorized to execute this Amendment and that none of the organizational documents of such Loan Party have been changed since the Closing Date; and

(c)           evidence that the Borrowers have paid (i) the Administrative Agent for the pro rata benefit of each Lender an amendment fee equal to 0.10% of the aggregate Revolving Commitments of all Lenders  and (ii) all other costs, accrued and unpaid fees and expenses to the extent due and payable to the Lenders and the Administrative Agent as of the Amendment Effective Date pursuant to the Credit Agreement and any fee letter executed by the Borrowers.

Section 4.               Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Amendment Effective Date:

(a)           all representations and warranties of such Loan Party contained in the Credit Agreement and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Default has occurred and is continuing.

Section 5.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 6.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 7.               Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 8.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 9.               Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 10.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

MXENERGY ELECTRIC INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

[First Amendment to Credit Agreement]

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Emmanuel Chesneau
Name:	Emmanuel Chesneau
Title:	Managing Director

By:	/s/ Chung Taek Oh
Name:	Chung Taek Oh
Title:	Vice President

[First Amendment to Credit Agreement]

WACHOVIA BANK, N.A.

By:	/s/ Dean Gorton
Name:	Dean Gorton
Title:	Vice President

LA SALLE BANK NATIONAL ASSOCIATION

By:	/s/ Meghan A. Schultz
Name:	Meghan A. Schultz
Title:	Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Daniel Gioia
Name:	Daniel Gioia
Title:	Authorized Signatory

[First Amendment to Credit Agreement]